AMENDED SCHEDULE A
                            TO THE DISTRIBUTION PLAN
                                     BETWEEN
                                STI CLASSIC FUNDS
                                       AND
                        SEI INVESTMENTS DISTRIBUTION CO.
                                NOVEMBER 12, 2003


Pursuant to Section 2, the Trust shall pay the Distributor compensation at which is calculated daily and paid monthly at an annual rate as follows:

PORTFOLIO                                                     FEE

Balanced Fund                                                 .28%

Capital Appreciation Fund (formerly Capital Growth)           .68%

Florida Tax Exempt Bond Fund                                  .18%

Georgia Tax Exempt Bond Fund                                  .18%

Growth and Income Fund                                        .25%

High Income Fund                                              .30%

Information and Technology Fund                               .55%

International Equity Fund                                     .33%

International Equity Index Fund                               .38%

Investment Grade Bond Fund                                    .43%

Investment Grade Tax-Exempt Bond Fund                         .43%

Life Vision Aggressive Growth Fund                            .50%

Life Vision Conservative Fund                                 .40%

Life Vision Growth and Income Fund                            .50%

Life Vision Moderate Growth Fund                              .50%

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Limited-Term Federal Mortgage Securities Fund                 .23%

Maryland Municipal Bond Fund                                  .15%

Mid-Cap Equity Fund (formerly Aggressive Growth)              .43%

Mid-Cap Value Equity Fund                                     .40%

Prime Quality Money Market Fund                               .20%

Short-Term Bond Fund                                          .23%

Short-Term U.S. Treasury Securities Fund                      .18%

Small Cap Growth Stock Fund                                   .50%

Small Cap Value Equity Fund                                   .33%

Strategic Income Fund                                         .35%

Strategic Quantitative Equity Fund                            .25%

Tax-Exempt Money Market Fund                                  .15%

Tax Sensitive Growth Stock Fund                               .40%

U.S. Government Securities Fund                               .38%

U.S. Government Securities Money Market Fund                  .17%

Value Income Stock Fund                                       .33%

Virginia Intermediate Municipal Bond Fund                     .15%

Virginia Municipal Bond Fund                                  .15%

Virginia Tax-Free Money Market Fund (formerly
      Tax-Free Money Market)                                  .40%

Aggressive Growth Stock Fund                                  .35%

Emerging Growth Stock Fund                                    .35%

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